FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
THIRD QUARTER 2015

Marlborough, Mass. (October 28, 2015) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.888 billion during the third quarter ended September 30, 2015, compared to the company's guidance range for the quarter of $1.790 to $1.840 billion. This represents 9 percent operational revenue growth (constant currency basis, excluding divested businesses) and an increase of 2 percent on a reported basis, all compared to the prior year period. The company achieved adjusted earnings per share of $0.24 for the period, compared to $0.20 a year ago, and reported a GAAP loss of $198 million, or $(0.15) per share, compared to earnings of $0.03 a year ago.

"Our excellent third quarter performance was driven by strong sales and differentiated adjusted operating margin expansion," said Mike Mahoney, president and chief executive officer, Boston Scientific. "Our global teams continue to advance our mission to transform the lives of patients through innovative medical solutions. In this quarter, we launched several exciting products, invested in multiple early-stage companies and began the important work of integrating the AMS male urology portfolio into Boston Scientific."

Third quarter financial results and recent developments:

•	Reported third quarter sales of $1.888 billion, representing 9 percent operational revenue growth and an increase of 2 percent on a reported basis, all compared to the prior year period.

•
Achieved 5 percent organic revenue growth. Organic revenue growth excludes the impact of sales from divested businesses, changes in foreign currency exchange rates and sales from the acquisitions of the interventional business of Bayer AG (Bayer) and the American Medical Systems (AMS) male urology portfolio over the prior year period.

•
Delivered adjusted earnings per share of $0.24 compared to the company's guidance range of $0.21 to $0.23 per share, and reported a GAAP loss of $(0.15) per share compared to the company’s guidance range of $0.10 to $0.13 per share, primarily due to litigation-related charges.

•
Achieved third quarter revenue growth of 17 percent in MedSurg (8 percent organic), 9 percent in Cardiovascular (6 percent organic) and 2 percent in Rhythm Management (2 percent organic), all on a constant currency basis over the prior year period.

•
Delivered strong operational revenue growth across all three major regions. Achieved 10 percent growth in the U.S. (4 percent organic) and 9 percent growth (7 percent organic) in both Europe and AMEA (Asia, Middle East and Africa), all on a constant currency basis over the prior year period. Delivered 13 percent operational and organic revenue growth in Emerging Markets.

•
Gained Food and Drug Administration (FDA) approval for the SYNERGY™ Bioabsorbable Polymer Drug-Eluting Stent System, creating a new category of coronary drug-eluting stents, and received Investigational Device Exemption for the EVOLVE Short Dual Anti-Platelet Therapy study.

•	Announced 12-month data from the MAJESTIC trial demonstrating the strong safety profile and primary patency rate* (of more than 96 percent) of the Eluvia™ Drug-Eluting Vascular Stent System.

•	Received FDA approval of the Innova™ Vascular Self-Expanding Stent System to treat patients with peripheral artery disease.

•
Gained CE mark for MRI-compatible labeling for the current family of Extended Longevity and MINI implantable cardioverter defibrillator systems** and the X4 cardiac resynchronization therapy defibrillator systems**, enabling patients implanted with these devices to safely undergo MRI diagnostics.

•	Received CE mark for the Vercise™ Primary Cell Deep Brain Stimulation System**, including the first directional lead with current steering and expanded programming flexibility.

•	Announced strategic alliance with Preventice Solutions to expand the Boston Scientific portfolio of remote monitoring solutions.

•	Closed acquisition of the AMS male urology portfolio from Endo International plc, further strengthening Boston Scientific's leadership in urology and pelvic health.

* Primary patency defined as duplex ultrasound peak systolic velocity ratio ≤ 2.5 and absence of TLR or bypass; data reflect actual values (not Kaplan Meier estimates).

** Investigational device and not available for sale in the U.S. CE-marked device, available for sale in CE-mark countries.

Worldwide sales for the third quarter:

			Change
	Three Months Ended September 30,		As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
in millions	2015	2014

Interventional Cardiology	$500	$508	(2)%	$(45)	(9)%	7%
Peripheral Interventions	227	215	6%	(17)	(7)%	13%
Cardiovascular	727	723	0%	(62)	(9)%	9%
Cardiac Rhythm Management	451	480	(6)%	(30)	(6)%	0%
Electrophysiology	57	54	6%	(4)	(7)%	13%
Rhythm Management	508	534	(5)%	(34)	(7)%	2%
Endoscopy	331	336	(1)%	(27)	(8)%	7%
Urology and Pelvic Health	198	137	44%	(8)	(6)%	50%
Neuromodulation	124	115	8%	(4)	(3)%	11%
MedSurg	653	588	11%	(39)	(6)%	17%

Subtotal Core Businesses	1,888	1,845	2%	(135)	(7)%	9%

Divested Businesses	—	1	N/A	—	N/A	N/A

Worldwide Net Sales	$1,888	$1,846	2%	$(135)	(7)%	9%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net loss for the third quarter of 2015 was $198 million, or $(0.15) per share. These results included intangible asset impairment charges, acquisition- and divestiture-, litigation-, restructuring and restructuring- related net charges, pension termination charges and amortization expense, of $524 million (after-tax) or $0.39 per share. Adjusted net income for the third quarter of 2015, excluding these net charges, was $326 million, or $0.24 per share.

On a consolidated GAAP basis, net income for the third quarter of 2014 was $43 million, or $0.03 per share. These results included intangible asset impairment charges, acquisition- and divestiture-, litigation-, restructuring and restructuring -related net charges, and amortization expense, of $230 million (after-tax) or $0.17 per share. Adjusted net income for the third quarter of 2014, excluding these net charges, was $273 million, or $0.20 per share.

Guidance for Full Year and Fourth Quarter 2015

The company now estimates revenue for the full year 2015 to be in a range of $7.470 to $7.510 billion (compared to prior guidance of $7.275 to $7.375 billion), which versus the prior year period represents growth of approximately 1 to 2 percent on a reported basis and growth of approximately 8 percent on an operational basis. The company now estimates income on a GAAP basis in a range of $0.02 to $0.05 per share (compared to prior guidance of $0.28 to $0.34 per share), and now estimates adjusted earnings, excluding intangible asset impairment charges, debt extinguishment charges, acquisition- and divestiture-, litigation-, and restructuring-related net charges, pension termination charges, and amortization expense, in a range of $0.90 to $0.92 per share (compared to $0.88 to $0.92 per share).

The company estimates sales for the fourth quarter of 2015 in a range of $1.970 to $2.010 billion. The company estimates earnings on a GAAP basis in a range of $0.10 to $0.13 per share. Adjusted earnings, excluding acquisition- and divestiture- and restructuring-related net charges and amortization expense, are estimated in a range of $0.23 to $0.25 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP and operational revenue growth rates, GAAP earnings and adjusted earnings for the fourth quarter and full year 2015; our financial performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Kelly Leadem
508-683-5543 (office)
Media Relations
Boston Scientific Corporation
kelly.leadem@bsci.com

Investors:	Susan Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2015	2014	2015	2014

Net sales	$1,888	$1,846	$5,499	$5,493
Cost of products sold	539	550	1,600	1,651
Gross profit	1,349	1,296	3,899	3,842

Operating expenses:
Selling, general and administrative expenses	729	741	2,095	2,150
Research and development expenses	221	212	632	609
Royalty expense	17	21	53	86
Amortization expense	131	109	361	327
Intangible asset impairment charges	10	12	19	177
Contingent consideration expense (benefit)	40	(4)	86	(122)
Restructuring charges	7	2	16	37
Litigation-related charges (credits)	457	139	649	399
Pension termination charges	36	—	44	—
Gain on divestiture	—	—	—	(12)
	1,648	1,232	3,955	3,651
Operating income (loss)	(299)	64	(56)	191

Other income (expense):
Interest expense	(58)	(54)	(225)	(161)
Other, net	(10)	(7)	(31)	15
Income (loss) before income taxes	(367)	3	(312)	45
Income tax expense (benefit)	(169)	(40)	(215)	(135)
Net income (loss)	$(198)	$43	$(97)	$180

Net income (loss) per common share - basic	$(0.15)	$0.03	$(0.07)	$0.14
Net income (loss) per common share - assuming dilution	$(0.15)	$0.03	$(0.07)	$0.13

Weighted-average shares outstanding
Basic	1,344.0	1,325.5	1,339.7	1,323.5
Assuming dilution	1,344.0	1,347.6	1,339.7	1,347.3

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30,	December 31,
in millions, except share data	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$350	$587
Trade accounts receivable, net	1,274	1,183
Inventories	1,086	946
Deferred and prepaid income taxes	367	447
Other current assets	385	443
Total current assets	3,462	3,606

Property, plant and equipment, net	1,479	1,507
Goodwill	6,468	5,898
Other intangible assets, net	6,228	5,606
Other long-term assets	578	425
TOTAL ASSETS	$18,215	$17,042

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$63	$403
Accounts payable	210	262
Accrued expenses	1,605	1,950
Other current liabilities	360	231
Total current liabilities	2,238	2,846

Long-term debt	5,796	3,859
Deferred income taxes	770	1,214
Other long-term liabilities	3,001	2,666

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000 shares -
issued 1,592,429,606 shares as of September 30, 2015 and
1,575,018,236 shares as of December 31, 2014	16	16
Treasury stock, at cost - 247,566,270 shares as of September 30, 2015
and 247,566,270 shares as of December 31, 2014	(1,717)	(1,717)
Additional paid-in capital	16,815	16,703
Accumulated deficit	(8,785)	(8,689)
Accumulated other comprehensive income (loss), net of tax	81	144
Total stockholders' equity	6,410	6,457
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,215	$17,042

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(367)	$169	$(198)	$(0.15)
Non-GAAP adjustments:
Intangible asset impairment charges	10	(1)	9	0.01	*
Acquisition- and divestiture-related net charges (b)	80	(12)	68	0.05	*
Restructuring and restructuring-related net charges (c)	21	(3)	18	0.01	*
Litigation-related net charges	457	(165)	292	0.22	*
Pension termination charges	36	(13)	23	0.02	*
Amortization expense	131	(17)	114	0.08	*
Adjusted net income	$368	$(42)	$326	$0.24

*Assumes dilution of 20.2 million shares for the three months ended September 30, 2015 for all or a portion of these non-GAAP Adjustments

	Three Months Ended September 30, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$3	$40	$43	$0.03
Non-GAAP adjustments:
Intangible asset impairment charges	12	(2)	10	0.01
Acquisition- and divestiture-related net charges (d)	38	(15)	23	0.02
Restructuring and restructuring-related net charges (e)	17	(3)	14	0.01
Litigation-related net charges	139	(50)	89	0.06
Amortization expense	109	(15)	94	0.07
Adjusted net income	$318	$(45)	$273	$0.20

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the third quarter of 2015, pre-tax acquisition- and divestiture-related net charges were $80 million, of which $16 million was recorded in cost of products sold, $23 million was recorded in selling, general and administrative expenses, $1 million was recorded in research and development, and $40 million was recorded as contingent consideration expense.

(c) In the third quarter of 2015, pre-tax restructuring charges were $7 million and pre-tax restructuring- related charges were $14 million, of which $5 million was recorded in cost of products sold and $9 million was recorded in selling, general and administrative expenses.

(d) In the third quarter of 2014, pre-tax acquisition- and divestiture-related net charges were $38 million, of which charges of $8 million were recorded in cost of products sold, charges of $34 million were recorded in selling, general and administrative expenses and $4 million was recorded as a contingent consideration benefit.

(e) In the third quarter of 2014, pre-tax restructuring charges were $2 million and pre-tax restructuring- related charges were $15 million, of which $9 million was recorded in cost of products sold and $6 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(312)	$215	$(97)	$(0.07)
Non-GAAP adjustments:
Intangible asset impairment charges	19	(3)	16	0.01	*
Acquisition- and divestiture-related net charges (b)	169	(17)	152	0.11	*
Restructuring and restructuring-related net charges (c)	58	(10)	48	0.04	*
Litigation-related net charges	649	(235)	414	0.31	*
Pension termination charges	44	(16)	28	0.02	*
Debt extinguishment charges (d)	45	(16)	29	0.02	*
Amortization expense	361	(46)	315	0.23	*
Adjusted net income	$1,033	$(128)	$905	$0.67

*Assumes dilution of 21.5 million shares for the nine months ended September 30, 2015 for all or a portion of these non-GAAP Adjustments

	Nine Months Ended September 30, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$45	$135	$180	$0.13
Non-GAAP adjustments:
Intangible asset impairment charges	177	(27)	150	0.11
Acquisition- and divestiture-related net credits (e)	(80)	(16)	(96)	(0.07)
Restructuring and restructuring-related net charges (f)	70	(16)	54	0.04
Litigation-related net charges	399	(149)	250	0.19
Amortization expense	327	(39)	288	0.21
Adjusted net income	$938	$(112)	$826	$0.61

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the first nine months of 2015, pre-tax acquisition- and divestiture-related net charges were $169 million, of which $24 million was recorded in cost of products sold, $36 million was recorded in selling, general and administrative expenses, $19 million was recorded in research and development, $86 million was recorded as contingent consideration expense, and $4 million was recorded as interest expense.

(c) In the first nine months of 2015, pre-tax restructuring charges were $16 million and pre-tax restructuring- related charges were $42 million, of which $20 million was recorded in cost of products sold and $22 million was recorded in selling, general and administrative expenses.

(d) Debt extinguishment charges are recorded in interest expense.
(e) In the first nine months of 2014, pre-tax acquisition- and divestiture-related net credits were $80 million, of which charges of $13 million were recorded in cost of products sold, charges of $60 million were recorded in selling, general and administrative expenses, $122 million was recorded as a contingent consideration benefit, $12 million was recorded as a gain on divestiture and $19 million was recorded as gains on previously held equity interests within Other, net.

(f) In the first nine months of 2014, pre-tax restructuring charges were $37 million and pre-tax restructuring- related charges were $33 million, of which $15 million was recorded in cost of products sold and $18 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended September 30,			Nine Months Ended September 30,
in millions	2015	2014	Change	2015	2014	Change

Interventional Cardiology	$551	$514	7%	$1,659	$1,543	7%
Peripheral Interventions	246	217	13%	723	631	15%
Cardiovascular	797	731	9%	2,382	2,174	9%

Cardiac Rhythm Management	483	482	0%	1,456	1,441	1%
Electrophysiology	61	54	13%	182	167	9%
Rhythm Management	544	536	2%	1,638	1,608	2%

Endoscopy	362	340	7%	1,042	990	6%
Urology and Pelvic Health	207	138	50%	479	397	21%
Neuromodulation	128	115	11%	369	338	8%
MedSurg	697	593	17%	1,890	1,725	10%

Subtotal Core Businesses	2,038	1,860	9%	5,910	5,507	7%

Divested Businesses	—	1	N/A	—	4	N/A
Foreign Currency	(150)	(15)	N/A	(411)	(18)	N/A

Worldwide Net Sales	$1,888	$1,846	9%	$5,499	$5,493	7%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*	Three Months Ended September 30,		Nine Months Ended September 30,
in millions	2015	2014	2015	2014

Segment operating income
Cardiovascular	$249	$201	$732	$565
Rhythm Management	97	76	252	209
MedSurg	235	192	590	535
Operating income allocated to reportable segments	581	469	1,574	1,309
Corporate expenses and currency exchange	(145)	(90)	(334)	(205)
Intangible asset impairment charges; pension termination charges; acquisition-, divestiture-, restructuring-, and litigation-related net charges and credits	(604)	(206)	(935)	(586)
Amortization expense	(131)	(109)	(361)	(327)
Operating income (loss)	$(299)	$64	$(56)	$191

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to intangible asset impairment charges; acquisition and divestiture-, restructuring- and litigation-related net charges and credits; pension termination charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) SALES
(Unaudited)

Three Months Ended September 30

in millions	U.S.		International		Worldwide
	Q3 2015	Q3 2014	Q3 2015	Q3 2014	Q3 2015	Q3 2014
Defibrillator systems	$216	$222	$110	$126	$326	$348
Pacemaker systems	63	64	62	68	125	132
Total CRM products	$279	$286	$172	$194	$451	$480

Nine Months Ended September 30

in millions	U.S.		International		Worldwide
	YTD 2015	YTD 2014	YTD 2015	YTD 2014	YTD 2015	YTD 2014
Defibrillator systems	$655	$653	$341	$389	$996	$1,042
Pacemaker systems	181	194	190	208	371	402
Total CRM products	$836	$847	$531	$597	$1,367	$1,444

BOSTON SCIENTIFIC CORPORATION
SEGMENT AND REGIONAL NET SALES
(Unaudited)

Q3 2015 Segment Net Sales as compared to Q3 2014

	MedSurg	Cardiovascular	Rhythm Management	Total BSC
Percentage change in net sales, as reported	11%	0%	(5)%	2%
Less: Impact of Foreign Currency Fluctuations	(6)%	(9)%	(7)%	(7)%
Percentage change in net sales, constant currency	17%	9%	2%	9%
Less: Impact of AMS and Bayer acquisitions	9%	3%	0%	4%
Percentage change in net sales, organic	8%	6%	2%	5%

Q3 2015 Regional Net Sales as compared to Q3 2014

	U.S.	Europe	AMEA	Emerging Markets*
Percentage change in net sales, as reported	10%	(8)%	(3)%	0%
Less: Impact of Foreign Currency Fluctuations	—%	(17)%	(12)%	(13)%
Percentage change in net sales, constant currency	10%	9%	9%	13%
Less: Impact of AMS and Bayer acquisitions	6%	2%	2%	0%
Percentage change in net sales, organic	4%	7%	7%	13%

*We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q4 and Full Year 2015 EPS Guidance

	Q4 2015 Estimate		Full Year 2015 Estimate		Prior Full Year 2015 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.10	$0.13	$0.02	$0.05	$0.28	$0.34

Intangible asset impairment charges	—	—	0.01	0.01	0.01	0.01
Debt extinguishment charges	—	—	0.02	0.02	0.02	0.02
Estimated acquisition and divestiture-related net charges	0.03	0.02	0.14	0.13	0.10	0.09
Estimated restructuring-related charges	0.02	0.02	0.06	0.06	0.06	0.06
Estimated amortization expense	0.08	0.08	0.32	0.32	0.29	0.29
Estimated pension termination charges	—	—	0.02	0.02	0.03	0.02
Litigation-related charges	—	—	0.31	0.31	0.09	0.09

Adjusted results	$0.23	$0.25	$0.90	$0.92	$0.88	$0.92

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses, changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure and the non-GAAP financial measures that excludes sales from divested businesses and/or the impacts of recent acquisitions with significant sales is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses, changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and nine months ended September 30, 2015 and 2014, and for the forecasted three month period and full year ending December 31, 2015, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

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Intangibles asset impairment charges - This amount represents non-cash write-downs of certain intangible asset balances in the first nine months of 2015 and 2014. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

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Acquisition- and divestiture-related net charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments; (b) gains on previously held investments; (c) purchased and/or funded in-process research and development expenses incurred outside of a business combination; (d) due diligence, other fees and exit costs; and (e) separation costs and gains primarily associated with the sale of our Neurovascular business in January 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of ongoing operations. Separation costs and gains on the sale of a business unit primarily represent those associated with the Neurovascular divestiture and are not representative of ongoing operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Restructuring and restructuring-related net charges (credits) - These adjustments represent primarily severance and other direct costs associated with our 2014 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.0 billion of public senior notes during the second quarter of 2015. These adjustments are not expected to recur and do not reflect expected ongoing operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Pension termination charges - This item represents charges associated with the termination of the Guidant Retirement Plan, a frozen defined benefit plan. These charges are not expected to recur after 2015 and do not reflect expected ongoing operating results. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Amortization expense - Amortization expense is a non-cash expense and does not impact our liquidity or compliance with the financial covenants included in our credit facility or our term loan facility agreements. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

Revenue Growth Rates Excluding the Impact of Sales from Divested Businesses, Changes in Foreign Currency Exchange Rates and/or the Impact of Recent Acquisitions with Significant Sales

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Sales from divested businesses are primarily associated with the Neurovascular divestiture and are not representative of ongoing operations. The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. The impact of recent acquisitions with significant sales in the current period and no prior period equivalent may distort our presentation of organic growth. Accordingly, management excludes the impact of sales from divested businesses, changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses, changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.